Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Thomas A. Young, Jr.
October 29, 2004		Paul M. Harbolick, Jr.

Alliance Bankshares Reports Third Quarter Results
Total Assets Exceed a Half a Billion Dollars.
Strong loan and deposit growth continue to propel the Company.

CHANTILLY, VA — Alliance Bankshares Corporation (NASDAQ: ABVA) today reported financial results for third quarter 2004 and its seventeenth consecutive quarterly profit. For the quarter ended September 30, 2004, the Company reported earnings of $851 thousand and earnings for the first nine months of 2004 of $2.2 million. Additionally, the Company reported total assets grew to a record $525.7 million.

“Our loan growth has been exceptionally strong in 2004,” said Thomas A. Young, Jr., President and CEO. “The loan portfolio has grown to $175.5 million as of September 30, 2004 or $56.7 million greater than the December 31, 2003 level of $118.8 million. Additionally, the loan portfolio has grown 62.5% over the September 30, 2003 level of $108.0 million. We remain focused on attracting profitable long term customer relationships,” continued Young.

Earnings per share, diluted for the quarter were $.17 compared to $.33 for the same period one year ago. The decrease is primarily attributable to the increase in the number of diluted shares outstanding. In February 2004, the Company issued an additional 1,481,470 shares in an over-subscribed secondary stock offering. Diluted shares outstanding for the quarter ended September 30, 2004 were 5,096,208 compared to 3,546,589 shares outstanding as of September 30, 2003.

Earnings per share, diluted for the first nine months were $.45 compared to $1.01 for the same period one year ago. The decrease is primarily attributable to the increase in the number of diluted shares outstanding and a decrease in gains from the sale of securities. Approximately $.39 of the 2003 diluted earnings per share was directly related to the level of investment securities gains. Diluted shares outstanding for the nine months ended September 30, 2004 were 4,818,786 compared to 3,468,442 diluted shares outstanding as of September 30, 2003.

Total assets grew to $525.7 million from $356.7 million as of December 31, 2003 or a 47.4% increase. The Bank’s deposit initiatives continue to generate strong results. Total deposits amounted to $398.7 million as of September 30, 2004, or $122.0 million greater than the December 31, 2003 level of $276.7 million. As of September 30, 2004, Loans Held for Sale amounted to $32.0 million compared to $26.5 million as of September 30, 2003. Investment securities amounted to $210.8 million as September 30, 2004 compared to $175.1 million as of December 31, 2003 and $180.3 million as of September 30, 2003.

“Our consistent focus on quality growth has resulted in solid quarterly performance,” said Thomas P. Danaher, Chairman of the Board of Directors for Alliance Bankshares Corporation. “As previously announced, we have established a Private Client Group within our mortgage banking unit, Alliance Home Funding. The new group will augment our Private Client initiatives within the bank. The seasoned professionals leading the team will help Alliance Home Funding expand and prosper in the future,” added Danaher.

Alliance Bankshares Corporation is a locally managed community banking organization based in Northern Virginia. The independent status of the organization allows the bank’s management to create implement and maintain banking services with a level of flexibility, creativity and discretion that is not possible with larger institutions.

Some of the matters discussed herein may include forward-looking statements. These forward-looking statements may include statements regarding profitability and financial and other goals. These statements are based on certain assumptions and analyses by the Company and other factors it believes are appropriate in the circumstances. However, the Company’s expectations are subject to a number of risks and uncertainties and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statements herein. Consequently, all forwarding-looking statements made herein are qualified by these cautionary statements and cautionary language in the Company’s most recent report on Form 10-KSB and other documents filed with the Securities and Exchange Commission

More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.

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ALLIANCE BANKSHARES CORPORATION
Balance Sheets

	September 30,	December 31,	September 30,
	2004*	2003	2003*
ASSETS	(Dollars in thousands, except per share)
Cash and due from banks	$25,866	$11,321	$21,455
Federal funds sold	75,825	32,709	28,153
Investment securities available-for-sale, at fair value	210,743	174,999	180,181
Investment securities held-to-maturity, at amortized cost	100	100	100
Loans held for sale	32,017	13,033	26,478
Loans, net of unearned discount and fees	175,461	118,762	107,959
less: allowance for loan losses	(1,926)	(1,444)	(1,369)

Loans, net	173,535	117,318	106,590
Premises and equipment, net	2,265	1,764	1,582
Other assets	5,340	5,494	4,483

TOTAL ASSETS	$525,691	$356,738	$369,022

LIABILITIES AND STOCKHOLDERS’ EQUITY
Non-interest bearing deposits	$174,678	$88,874	$123,688
Interest-bearing deposits	223,985	187,865	159,377

Total deposits	398,663	276,739	283,065
Repurchase agreements and other borrowed funds	48,580	35,251	41,384
Federal Home Loan Bank advances	20,000	13,000	13,000
Trust Preferred Capital Notes	10,000	10,000	10,000
Other liabilities	1,954	2,393	2,008
Commitments and contingent liabilities	—	—	—

TOTAL LIABILITIES	479,197	337,383	349,457

STOCKHOLDERS’ EQUITY	46,494	19,355	19,565

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$525,691	$356,738	$369,022

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Income Statements

	Quarter Ended	Quarter Ended	Nine Months	Nine Months
	September 30,	September 30,	September 30,	September 30,
	2004*	2003*	2004*	2003*
	(Dollars in thousands, except per share)
INTEREST INCOME:
Loans	$2,834	$2,002	$6,914	$5,692
Investment securities	2,112	1,810	6,137	4,903
Federal funds sold	113	68	327	213

Total interest income	5,059	3,880	13,378	10,808
INTEREST EXPENSE:
Deposits	1,304	960	3,613	2,646
Purchased funds and other borrowings	465	448	1,271	1,229

Total interest expense	1,769	1,408	4,884	3,875

Net interest income	3,290	2,472	8,494	6,933
Provision for loan losses	302	99	522	310

Net interest income after provision for loan losses	2,988	2,373	7,972	6,623

OTHER INCOME:
Deposit account service charges	63	43	150	127
Gain on loan sales	1,549	1,860	4,226	4,946
Gain on sale of available-for-sale securities	56	268	382	2,009
Other operating income	53	67	172	108

Total other income	1,721	2,238	4,930	7,190
OTHER EXPENSES:
Salaries and employee benefits	2,004	1,914	5,684	5,068
Occupancy expense	315	262	929	685
Equipment expense	193	161	525	435
Operating expenses	1,014	684	2,908	2,645

Total other expenses	3,526	3,021	10,046	8,833

INCOME BEFORE INCOME TAXES	1,183	1,590	2,856	4,980
Income tax expense	332	436	704	1,493

NET INCOME	$851	$1,154	$2,152	$3,487

Net income per common share, basic	$0.18	$0.36	$0.48	$1.09

Net income per common share, diluted	$0.17	$0.33	$0.45	$1.01

Weighted average number of shares, basic	4,776,777	3,223,388	4,464,989	3,197,955

Weighted average number of shares, diluted	5,096,208	3,546,589	4,818,786	3,468,442

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Statistical Information

	September 30,	September 30,
	2004*	2003*
	(Dollars in thousands, except per share)
Performance Information:

For The Quarter Ended,
Earnings per share, basic	$0.18	$0.36
Earnings per share, diluted	0.17	0.33
Return on average assets	0.74%	1.18%
Return on average equity	7.78%	24.50%
Net interest margin**	3.15%	2.97%

For The Nine Months Ended,
Earnings per share, basic	$0.48	$1.09
Earnings per share, diluted	0.45	1.01
Return on average assets	0.68%	1.39%
Return on average equity	7.45%	24.74%
Net interest margin **	3.01%	3.17%

Credit Quality Ratios:
Allowance for loan losses to total loans	1.10%	1.27%
Allowance for loan losses to non-accrual loans	NM	7.13	X
Allowance for loan losses to nonperforming assets	NM	7.13	X
Nonperforming assets to total assets	0.00%	0.05%
Net chargeoffs to average loans	0.03%	0.01%

Capital Information:
Book value per share	$9.72	$6.04
Tier I risk-based capital ratio	18.5%	14.8%
Total risk-based capital ratio	19.2%	18.4%
Leverage capital ratio	10.3%	6.7%
Total equity to total assets ratio	8.8%	5.3%

*	Unaudited financial results

**	On a fully tax-equivalent basis assuming a 34% federal tax rate.

NM = Not Meaningful